UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 24, 2005

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Atrium Drive
Somerset, NJ 08873

(Address and zip code of principal executive offices)

(732) 748-1700
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 24, 2005, TeamStaff, Inc., as tenant, and The St. Joe Company, as landlord, entered into a lease for approximately 15,177 rentable square feet located at 18167 US 19 North, Clearwater, Florida. The lease is for a sixty-six month term, with an anticipated commencement date of September 1, 2005. Commencing on September 1, 2005 (or the actual occupancy date if later than September 1, 2005), TeamStaff will be entitled to occupy the premises on a base-rent-free basis for six months. In addition, if the premises are ready for occupancy prior to September 1, 2005, TeamStaff is entitled to occupy the premises on a rent-free basis for the period between the date the premises are occupied by TeamStaff and September 1, 2005. Commencing on the seventh month of the lease term, the rental rate will be $18.00 per square foot and will escalate as follows: months 13 through 24: $18. 54 per square foot; months 25 through on 36: $19.09 per square foot; months 37 through 48: $19.66 per square foot; months 49 through 60: $20.26 per square foot; months 61 through 66: $20.87 per square foot. The lease also provides TeamStaff with a right of first offer on contiguous space at 95% of the then-current prevailing fair market rate as well as a one-time option to renew the lease for a term of five years at 95% of the then-current market rate for comparable buildings. The premises will be used primarily as office space for TeamStaff's medical staffing division. TeamStaff's current office lease in Clearwater, Florida expires August 31, 2005. The foregoing description of the lease is qualified in its entirety by reference to the provisions of the lease attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    FINCANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Form of Lease Agreement dated February 24, 2005 between TeamStaff, Inc. and The St. Joe Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

By: /s/ Edmund C. Kenealy Name: Edmund C. Kenealy Title: Vice President, General Counsel and Secretary Date: February 24, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Lease Agreement dated February 24, 2005 between TeamStaff, Inc. and The St. Joe Company.